UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 30, 2015

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

TEXAS	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into Material Definitive Agreements.

Amendment to Credit Facility

On June 30, 2015, Dawson Geophysical Company (the “Company”) entered into an amendment to the Amended and Restated Loan and Security Agreement (as amended, the “Amended Loan Agreement”) for the purpose of renewing, extending and increasing the Company’s line of credit with its lender, Sovereign Bank, a Texas state bank.  The Amended Loan Agreement provides for a revolving credit facility (the “Revolving Credit Facility”) in an amount up to the lesser of (i) $20,000,000 or (ii) 80% of the Company’s eligible accounts receivable (less the outstanding principal balance of the New Term Loan described below).  The Revolving Credit Facility matures on June 30, 2017. Indebtedness under the Revolving Credit Facility bears interest at a rate equal to the lesser of four and one-half percent (4.5%) and the prime rate (as quoted in the Wall Street Journal), subject to an interest rate floor of two and one-half percent (2.5%).  As collateral for indebtedness under the Revolving Credit Facility, the Company has granted Sovereign Bank a security interest covering all of the Company’s accounts receivable.  As of June 30, 2015, the Company has not borrowed any amounts under the Revolving Credit Facility.

The Amended Loan Agreement continues to also provide for a term loan feature, and the Company continues to have three outstanding notes payable (the “Legacy Term Loans”) under the term loan feature, representing a remaining aggregate principal amount of $7,789,000 as of June 30, 2015.  The Legacy Term Loans bear interest at rates between 3.5% and 4.5%, have maturity dates in October 2015, January 2017 and September 2017 and are secured by certain of the Company’s core equipment (as described in an exhibit to the Amended Loan Agreement).

Pursuant to the amendment entered into on June 30, 2015, the term loan feature of the Amended Loan Agreement provides for a new term loan evidenced by a promissory note in the principal amount of $5,143,601.36 (the “New Term Loan” and, together with the Legacy Term Loans, the “Term Loans”), the proceeds of which were used by the Company to fund the repayment of all obligations outstanding under the Company’s credit facilities with Frost Bank described in Item 1.02 below, which description is incorporated herein by reference.  The New Term Loan matures on December  30, 2016, bears interest at a rate of 3.5% and is secured by certain of the Company’s core equipment (as described in an exhibit to the Amended Loan Agreement).  The aggregate principal amount of all Term Loans was $12,932,000 as of June 30, 2015.

The Amended Loan Agreement contains customary events of default and covenants for credit facilities of this type, including limitations on disposition of assets, mergers and other fundamental changes.  The Company is also obligated to meet quarterly certain financial covenants, including (i) a ratio of (x) total liabilities minus subordinated debt to (y) tangible net worth plus subordinated debt not to exceed 1.00:1.00, (ii) a ratio of current assets to current liabilities of at least 1.50:1.00 and (iii) required tangible net worth of not less than $150,000,000.

The foregoing description of the Amended Loan Agreement is qualified in its entirety by reference to the full text of the Amended Loan Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 1.02              Termination of Material Definitive Agreements.

Termination of Frost Credit Facilities

On June 30, 2015, in connection with entering into the Amended Loan Agreement described in Item 1.01 above, which description is incorporated herein by reference, the Company repaid in full and terminated (i) its revolving credit agreement dated as of June 2, 2013 (“Frost Revolving Agreement”), and (ii) its master advance term note agreement dated as of December 2, 2013 (the “Frost Term Agreement” and, together with the Frost Revolving Agreement, the “Frost Credit Facilities”), each by and among Dawson Operating Company, a Texas corporation and a wholly owned subsidiary of the Company (“Dawson Operating”), as borrower, and Frost Bank (successor by merger to Western National Bank), as lender.  All amounts owed under the Frost Credit Facilities were repaid using proceeds of the New Term Loan and totaled $5,143,601.36.  No early termination fees were incurred by the Company in connection with the termination of the Frost Credit Facilities.

Item 2.03              Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

10.1	Ninth Amendment to Amended and Restated Loan and Security Agreement, by and between Dawson Geophysical Company and Sovereign Bank, dated June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: July 2, 2015	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and
Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Ninth Amendment to Amended and Restated Loan and Security Agreement, by and between Dawson Geophysical Company and Sovereign Bank, dated June 30, 2015.